UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2013, Peter-Mark Vogel resigned from the office of Chief Executive Officer and we appointed Werner Ladwein, who was already our President, to that office. Mr. Ladwein is now both President and Chief Executive Officer of our company. On the same date, Michael Velletta, one of our directors, resigned from the office of corporate secretary and we appointed Mr. Vogel to this office. Ari Muljana, who was previously our Chief Financial Officer, was re-appointed to this office. Therefore, as of the date of this Current Report, the following persons are appointed to the following offices of our company:

Werner Ladwein	President and Chief Executive Officer
Ari Muljana	Chief Financial Officer
Peter-Mark Vogel	Secretary

Also on March 25, 2013, we appointed the following committee members:

Audit Committee

Michael Velletta	Chair
Richard Schenz
Murray Rodgers

Corporate Governance and Compensation Committee

Darcy Spady	Chair
Heinz J. Scholz
Michael Velletta

Reserves Committee

Murray Rodgers	Chair
Werner Ladwein
Darcy Spady

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Date: April 16, 2013